UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2012

ISABELLA BANK CORPORATION

(Exact name of registrant as specified in its charter)

MICHIGAN

(State or other jurisdiction of incorporation)

000-18415	38-2830092
(Commission File Number)	(IRS Employer Identification No.)

401 North Main Street, Mt. Pleasant, Michigan	48858-1649
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (989) 772-9471

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule l4a-12 under the Exchange Act (17 CFR 240.l4a-l2)

☐	Pre-commencement communications pursuant to Rule l4d-2(b) under the Exchange Act (17 CFR 240.l4d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.l3e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)     On June 27, 2012, the Board of Directors (the “Board”) of Isabella Bank Corporation (“ISBA”) increased the number of directors on the Board from twelve to fourteen and elected Wilson C. Lauer (age 63) and Sarah R. Opperman (age 53) to the Board, effective July 1, 2012. Each will serve a term as an ISBA director until ISBA’s annual meeting of shareholders in 2013. In addition, the Board appointed Mr. Lauer and Ms. Opperman to its Compensation Committee, effective July 1, 2012. The Board has determined that each new director is an “independent director” within the meaning of applicable rules and regulations of the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ISABELLA BANK CORPORATION

Dated: July 2, 2012	By:	/s/ Dennis P. Angner
Dennis P. Angner, President and CFO